SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                          November 9, 2005

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 9, 2005, the disinterested members of the board of directors of UbiquiTel Inc. (“UbiquiTel”) extended the term of the employment agreement between UbiquiTel and Donald A. Harris, UbiquiTel’s Chairman of the board of directors, President and Chief Executive Officer, for an additional one-year period beginning on November 30, 2005 and ending on November 29, 2006.  A copy of Mr. Harris’ employment agreement was filed as exhibit 10.28 to the Joint Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of UbiquiTel Inc. and UbiquiTel Operating Company.

Mr. Harris’ current base salary under the employment agreement is $390,000, and he will receive at least the guaranteed minimum annual increase of 5% under the employment agreement effective January 1, 2006.  In addition to his base salary, Mr. Harris is eligible to receive bonuses in such amounts and at such times as determined by the disinterested members of the board of directors. The employment agreement provides that Mr. Harris’ employment may be terminated by UbiquiTel with or without cause (as defined in the employment agreement) at any time, or by Mr. Harris for any reason at any time upon 30 days’ written notice to UbiquiTel. If UbiquiTel terminates the employment of Mr. Harris without cause, or if Mr. Harris terminates his employment for good reason (as defined in the employment agreement), within 30 days of termination (or such other date mutually agreed to) UbiquiTel must pay Mr. Harris a single lump sum payment in cash equal to one year’s gross salary in effect at the time of termination, plus all outstanding unreimbursed expenses. Following termination for a period of one year, UbiquiTel is required to maintain for Mr. Harris health, life insurance, long-term disability, dental and medical programs specified in the employment agreement. If UbiquiTel is required to make such payment within 24 months of a change of control (as defined in the employment agreement) or Mr. Harris is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, Mr. Harris would be entitled to receive a lump sum cash payment (in lieu of any other payments), within 30 days of termination, equal to 2.99 times of Mr. Harris’ annual gross salary and bonus for the year in which the change of control occurs or the immediately preceding year, whichever is higher. Mr. Harris would be entitled to health, life insurance, long-term disability, dental and medical program benefits for him and his family for the greater of 12 months or the remainder of the term as if his employment had not been terminated. Mr. Harris has agreed not to disclose any of UbiquiTel’s confidential information, and not to solicit any of UbiquiTel’s employees during his employment and for a period of one year after his employment is terminated for any reason whatsoever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: November 16, 2005	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer